Exhibit 23.2



                         Consent of Arthur Andersen LLP


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Electronic Associates, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated April 14, 1995 included in Electronic Associates, Inc.'s Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A dated April 28, 1995 and to all references to our firm included in or made a part of this registration statement.


                                              /s/ Arthur Andersen LLP
                                              ARTHUR ANDERSEN LLP
Roseland, New Jersey

June 30, 1995